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                                  EXHIBIT 23.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into Quanta Services, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-47069, 333-56849 and 333-86375) and Form S-3 (File Nos. 333-81419 and
333-90961).

ARTHUR ANDERSEN LLP

Houston, Texas
March 29, 2000